Exhibit 99.1 Form 10-SB

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  Form 10-SB/A

General Form for Registration of Securities of Small Business Issuers Under
Section 12(b) or (g) of the Securities Exchange Act of 1934

                   Aftersoft Group, Inc. f/k/a W3 Group, Inc.
        (Exact name of small business issuer as specified in its charter)

          Delaware                      0-27083                84-1108035
(State or other jurisdiction          (Commission           (I.R.S. Employer
      of incorporation)              File Number)          Identification No.)

Savannah House 5th Floor 11 Charles II Street London SW1Y 4QU UK    83728
  (Address of principal executive offices)                        (Zip Code)

                                +44 207 451 2468

              (Registrant's telephone number, including area code)

Securities to be registered under Section 12(b) of the Exchange Act: None


                              AFTERSOFT GROUP, INC.

                                TABLE OF CONTENTS

PART I

Item 1 Description of Business
Item 2 Management's Discussion and Analysis or Plan of Operation
Item 3 Description of Property
Item 4 Securities Ownership of Certain beneficial Owners and Management
Item 5 Directors, Executive Officers, Promoters and Control Persons
Item 6 Executive Compensation
Item 7 Certain Relationships and Related Transactions
Item 8 Description of Securities

PART II

Item 1 Market Price and Dividends on the Registrant's Common Equity and Other Stockholder Matters

Item 2 Legal Proceedings
Item 3 Changes in and Disagreements with Accountants
Item 4 Recent Sales of Unregistered Securities
Item 5 Indemnification of Directors and Officers

PART F/S

Report of Independent Registered Public Accounting Firm
Financial Statements for year ended June 30, 2005
Financial Statements for three months ended September 30, 2005 (unaudited)


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                                     PART I
                  CAUTION REGARDING FORWARD-LOOKING INFORMATION

All statements contained in this Form 10-SB, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "anticipate," "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

Such risks include, among others, the following: international, national and local general economic and market conditions: our ability to sustain, manage or forecast our growth; availability of adequate financing on acceptable terms in timely fashion, or at all; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Consequently, all of the forward-looking statements made in this Form 10-SB are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

As used in this Form 10-SB, unless the context requires otherwise, "we" or "us" or the "Company" means Aftersoft Group, Inc.

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ITEM 1. DESCRIPTION OF BUSINESS

                            BACKGROUND OF THE COMPANY

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

                                BUSINESS OVERVIEW

Aftersoft seeks to provide a comprehensive suite of software solutions to the aftermarket automobile industry. Currently this is being achieved through the operations of its subsidiaries.

                              MAM Software Limited

MAM Software Limited, a wholly owned subsidiary of the Company, is the largest professional software provider to the UK automotive aftermarket. MAM Software specializes in the provision of reliable and competitive business management solutions to the motor factoring (jobber), retailing, and wholesale distribution sectors. It also develops applications for vehicle repair management and provides solutions to the retail and wholesale tire industry. All MAM software programs are based on the Microsoft Windows family of operating systems. Each program is fully compatible with the other applications in their range, enabling them to be combined to create a fully integrated package.

Aftersoft Network North America Inc

Aftersoft Network North America, Inc. (AFS), a wholly owned subsidiary of the Company, develops open business automation and distribution channel eCommerce systems for the automotive aftermarket supply chain. These systems are used by more than 3,000 leading aftermarket outlets, including tier one manufacturers, program groups, warehouse distributors, tire and service chains and independent installers. With AFS products and services many companies now generate new sales, operate more cost efficiently, accelerate inventory turns and maintain stronger relationships with suppliers and customers.

                                  BUSINESS GOAL

Our management believes that there is a clear need for our services and products in the aftermarket segment of the automotive industry. Our goal is to continue to provide first class solutions to enable our customers to achieve streamlined operations thereby increasing their scope for a greater profit margin. Our goal is to continue to develop our business organically and to seek new software solutions and packages through development or acquisition that will enhance our offering to our customers and thereby ensuring that we gain repeat business, and ultimately returning value to our shareholders.

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                          OUR CURRENT PRODUCT OFFERINGS

Aftersoft is a leading provider of software, information and services primarily to wholesale distributors of automotive parts and tires and the providers of automotive repair and maintenance services for the automotive aftermarket in the United States, United Kingdom and Canada.

The Company's customer base consists of wholesale parts and tire distributors, retailers, franchisees, cooperatives, auto service chains and single location auto service businesses with high customer service expectations and complex commercial relationships.

The automotive aftermarket represents that business associated with the life cycle of a motor vehicle, the time between the expiration of the original manufacturers' warranty, when the benefit of initial purchase runs out, and the vehicle's end of life, when it is scrapped. The market includes the parts, tires and auto services required to maintain and improve the performance or appeal of a vehicle throughout its useful life.

The Company services the automotive aftermarket with business management systems, information products and online services that its customers use to manage their critical day-to-day business operations through automated point-of-sale, inventory management, purchasing, general accounting and customer relationship management.

The Company's revenues are derived from the following:

o Business management systems comprised of proprietary software applications, implementation and training; and

o Subscription-based services, including software support and maintenance, information (content) products and online services.

Industry Overview

The Company meets the business needs of customers who are involved in the maintenance and repair of automobiles and light trucks in three key segments of the automotive aftermarket, namely parts, tires and auto service.

In the United States, according to the Automotive Aftermarket Industry Association (AAIA), the automotive aftermarket generated $167.8 billion in sales in 2001 which, based on the U.S. Department of Commerce's Bureau of Economic Analysis report for 2001, ranked as the 14th largest industry in the United States. For 2003, AAIA estimates that the automotive aftermarket sales increased to $183.0 billion, or at an annualized rate of 4% growth over 2001. Further, based on the U.S. Department of Labor's statistics for 2002, the AAIA estimates that the automotive aftermarket accounted for 3% of all jobs in the United States.

In the United Kingdom, according to a 2003 report by the UK Department of Trade and Industry, the value of the UK automotive aftermarket, the annual cost of maintaining Britain's 27 million vehicles is approximately $24 billion. Longer warranties defer the start of aftermarket revenue, except for running spares and service parts, accident damage, and optional add-ons like security, entertainment and customization. Sales of new vehicles in Britain amount to $42 billion each year. Maintaining the 27 million vehicles, however, gives rise to the annual $24 billion aftermarket, including $22 billion in spare parts and fitting charges and $2 billion in inspection revenues.

The Company believes that growth in the automotive aftermarket will continue to be driven by:

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o     gradual growth in the aggregate number of vehicles in use;

o     increase in the average age of vehicles in operation;

o     growth in the total number of miles driven per vehicle per year; and

o     increased vehicle complexity.

There are two primary vertical distribution channels through which aftermarket parts and tire distribution occurs: the traditional wholesale channel and the retail channel.

Automotive Aftermarket Distribution Channels

The following is a description of the vertical distribution channels in the automotive aftermarket.

o Traditional Wholesale Channel. The wholesale channel is the predominant distribution channel in the automotive aftermarket. It is characterized by the distribution of parts from the manufacturer to a warehouse distributor, to parts stores and then to automotive service providers. Warehouse distributors sell to automotive service providers through parts stores, which are positioned geographically near the automotive service providers they serve. This distribution method provides for the rapid distribution of parts. The Company has products and services that meet the needs of the warehouse distributors, parts stores and the automotive service providers.

o Retail Channel. The retail channel is comprised of large specialty retailers, small independent parts stores and regional chains that sell to "do-it-yourself" customers. Larger specialty retailers, such as Advance Discount Auto Parts, AutoZone, Inc., O'Reilly Automotive, Inc. and CSK Auto Corporation, carry a greater number of parts and accessories at more attractive prices than smaller retail outlets and are gaining market share. The business management systems used in this channel are custom developed by the large specialty retailers and for the small to medium businesses purchased from business systems providers. The Company has products and services that support the retail channel.

In addition to these two primary channels some aftermarket parts and tires do end up being distributed to the new car dealers. The business management systems used in this channel have unique functionality specific to new car dealerships. The Company sells a small number of products into the auto service provider side of car dealerships and the aftermarket wholesalers of parts and tires do some business with new car dealerships by providing them online purchasing capabilities.

Need for Technology Solutions

There are a variety of factors that drive the need for technology solutions within the automotive aftermarket.

o Inventory Management. Industry sources suggest that approximately 35% of parts produced are never sold and 30% of parts stocked are never sold. In addition, according to a University of the Aftermarket Study, approximately 25% of parts sold are eventually returned due to a lack of knowledge or capability by either the parts supplier counterman or the auto service provider installer. Thus, there is substantial inefficiency in the automotive aftermarket supply chain. This inefficiency results in excess inventory carrying costs, logistical costs and the over-production of parts and tires at the manufacturer level. Overcoming these challenges requires the combination of business systems software, information products, and connectivity services.

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o     Competition. In the US the need for technology solutions has been accelerated by the expansion of large specialty parts retailers such as Advance Auto Parts Inc. and large auto service chains like Monro Muffler and Brake Inc. This expansion has driven the smaller competitors to computerize or upgrade their existing systems with more modern business management solutions enabled for information products and online services. Many of the systems in use today are older, character-based or in-house developed systems with limited capability for integrating current information products and online services.

o Volume and Complexity of Information. Businesses in the automotive aftermarket are required to manage large volumes of information from numerous sources with complex inter-relationships. There are over 4.5 million different stock-keeping units (SKUs), available to parts sellers in the product catalogs used by the U.S. automotive aftermarket. The numbers of SKUs increase in the order of some 5% each year. Moreover, manufacturers update product information and product prices with increasing frequency as they improve their internal processing and try to keep pace with consumer trends. As a result, most automotive aftermarket businesses require sophisticated inventory management systems, accurate and timely information on parts, tires, and repair delivered through online services to communicate, manage and present this volume of data.

o Customer Service Requirements. Consumer demand for same day repair service and the need to optimize thru-put of repair bays forces automotive service providers to demand prompt and accurate delivery of specific parts and tires from their suppliers. Therefore, the ability of either the auto service provider and the warehouse distributor or parts store to access information about a products availability and price so as to be able to promptly get the required product is critical to the success of all parties. To meet these demanding customer service requirements, there is a need for business management systems, product information and online services that enable workers to reliably and accurately transact their business between warehouse distributors, parts stores and automotive service providers.

o Regional Efficiencies. The usage and availability of a combination of business management systems, information products and online services has resulted in the development of regional trading networks among auto service provider chains, parts stores, parts warehouse distributors and tire warehouse distributors. This enables participants to achieve the efficiencies and customer service levels that are key to being competitive and successful against the larger retail and service chains in the automotive aftermarket.

The Company's Systems and Services

Meeting the needs of the automotive aftermarket requires a combination of business management systems, information products and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. The Company provides systems and services that meet these needs and help its customers to meet their customers' expectations. These products and services include:

o business management systems comprised of the Company's proprietary software applications, implementation and training and third-party hardware and peripherals;

o information products related to parts, tires, labor estimates, scheduled maintenance, repair information, technical service bulletins, pricing and product features and benefits which are used by the different participants in the automotive aftermarket; and


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o     Online services and products that provide online connectivity between manufacturers, warehouse distributors, retailers and automotive service providers. These products enable electronic data interchange throughout the automotive aftermarket supply chain between the different trading partners. They also enable procurement and business services to be projected over the web to an expanded business audience.

The Company's business management systems meet the needs of warehouse distributors, part stores and automotive service providers as follows:

Warehouse Distributors

o AFS Warehouse Distribution Management, Inc.: DirectStep. This product is designed for and targeted at warehouse distributors that seek to manage multiple locations and inventories on a single system. AFS Warehouse provides distributors a complete business management system for inventory management, customer maintenance, accounting, purchasing and business analytics. The products enable online trading and services including price and product information updating integrated with AFS Autoservice, Inc.'s Autopart and VAST products, which are used by parts stores and automotive service providers.

Parts Stores

o AFS Autoservice, Inc.: .Autopart This product is designed for and targeted at parts store chains that seek to manage multiple locations and inventories on a single system for a regional area and are also suited to managing single location franchisees or buying group members. The product provides point of sale, inventory management, electronic purchasing capabilities and a fully integrated accounting module. It also allows the parts stores to connect with automotive service providers through the AFS Autoservice's online services.

Automotive Service Providers

o AFS Autoservice, Inc.: VAST. This product is designed for and targeted at large to medium automotive service chains that seek to manage multiple locations and inventories for a regional area is also suited to managing single location stores that are part of a franchise or a buying group. The Company's VAST product provides point-of-sale, inventory management, electronic purchasing and customer relationship management capabilities. It also allows the automotive service provider locations to connect with parts and tires warehouse distributors and parts stores through the Company's online services and products.

o AFS Autoservice, Inc:Autowork. This product is designed for and targeted at small single store automotive installers. The Autowork product provides estimate, job card, parts procurement and invoice capabilities. It also allows the automotive installer to connect with parts distributors through the company's online services and products.

In addition to the above principal products, the Company also services, maintains and provides upgrades for, but does not actively sell, three additional products for its aftermarket customers that are still utilizing these systems. These products, ASP, BDG and Tradera, track inventory, perform accounting functions and execute point-of-sale operations such as invoicing and billing.


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Information Products

The Company provides product catalog and vehicle repair information required to enable point-of-sale transactions. These proprietary database products and services generate recurring revenues through monthly subscription fees.

In the United Kingdom, the Company develops and maintains proprietary information products which in the UK differentiate the Company's products from those of the majority of its competitors. In the U.S. and Canada, the Company develops and maintains a proprietary workflow capability that integrates information products sourced from its suppliers to its automotive parts and tire customers, including warehouse distributors, parts stores and automotive service providers.

The Company's principal information service is Autocat. The Company's UK information product provides access to a database of over 9 million unique automobile vehicle applications for approximately 500,000 automotive parts product lines. Business systems software used by the warehouse distributor, parts store and auto service provider enable the user to access the part information quickly and accurately. The Company charges an annual or monthly subscription fee for its information products and provides customers with periodic updates. In the UK there are approximately 1,300 aftermarket companies subscribing to the Company's information products. In the U.S. and Canada, the Company resells a significant number of information products.

In addition, other information products developed or resold by the Company include Interchange Catalog, a database that provides cross references of original equipment manufacturer part numbers to aftermarket manufacturer part numbers; Price Updating, a service that provides electronic price updates following a price change by the part manufacturer; Labor Guide, a database used by automotive service providers to estimate labor hours for purposes of providing written estimates of repair costs to customers; Scheduled Service Intervals, a database of maintenance intervals; and Tire Sizing, a database that cross-references various tire products and applications.

Customer Support Services

The companies provide post-sale support, consulting and training. Customers can call the company support lines for access to personnel who provide support and perform on-line problem solving as required. The Company also provides a customer only section of the Company's intranet site that allows customers direct access to news groups, on-line documentation and product and services related information. New customers enter into support agreements, and most retain such service agreements for as long as they own the system. Monthly fees vary with the number of locations and the software modules, information products and online services subscribed to. The agreements are generally month-to-month agreements. The Company offers training for customers at its facilities, at a customer's facilities and online for product updates or introducing specific new capabilities.

Online Services

The Company offers online e-commerce services as both system-to-system and web browser implementations. These online services connect the automotive aftermarket from manufacturers through warehouse distributors and parts stores to automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information distribution.

e-Commerce Gateway Services. In the U.S. and Canada, the Company's e-Commerce services utilizes automotive industry standard messaging specifications to deliver online services that connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing parts and tires, fleet and national account transaction processing, online product and price updating for parts and tires.

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e-Commerce Browser Services. In the U.S. and Canada the Company's e-Commerce
browser services enable warehouse distributors and parts stores to provide an online service to automotive service providers for the purpose of purchasing of parts and tires, accessing account information and other browser based channel management services.

Autonet. In the UK the Company's Autonet online services connect manufacturers, warehouse distributors, parts stores and automotive service providers for the purpose of purchasing of parts and tires, fleet and national account transaction processing and product information and price distribution.

Autocat. The Company's UK product information database is available for access and distribution as a web driven service. Named Autocat+, the database and access software have been enhanced to enable consumers and service professionals to look up automotive products for themselves, view diagrams and select the parts for their vehicle. This product is used by parts stores and professional installer segments of the automotive parts aftermarket. In the U.S. and Canada the Company resells a similar online service.

                               Company Operations

Sales and Marketing

The Company's sales and marketing strategy is to acquire customers and retain them, to cross sell and up sell to its customers a range of commercially compelling business management systems, information products and online services.

Within the parts, tire and auto service provider segments, the Company sells and markets through a combination of field sales, inside sales, and independent representatives. The Company seeks to partner with large customers or buying groups and leverage there relationships with their customers or members. Incentive pay is a significant portion of the total compensation package for all sales representatives and sales managers. The Company's sales focus primarily on identifying and selling to new customers complemented by an inside sales focus on selling upgrades and new software applications to its installed base.

The Company's marketing approach aims to leverage the Company's reputation for customer satisfaction and for delivering systems, information and services that improve a customer's commercial results. The goal of these initiatives is maximize customer retention and recurring revenues and to enhance the productivity of the field sales team and to create the cross selling and up selling opportunities for its systems, information products and online services.

Product Development

The Company's product development strategy is to integrate all of its products, to enhance its current products using customer funded engineering and to provide a migration path to the Company's commercially compelling replacement systems. This approach has three key benefits that support the Company's strategy. First, it maximizes the retention of customers and their recurring revenues by adding value to their business. Second, it creates the opportunity to up sell replacement business systems, information products and online services to existing customers. Third, it avoids the fear that most customers have of disruption to their business resulting from changing systems.


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Customer Support and Consulting

We provide support and consulting to customers to ensure the successful use of our products and services. The Company's support and consulting also builds customer relationships, enhances customer satisfaction and maximizes customer retention. The Company's customer support and consulting organization consists of:

o Phone and online support. The Company's customers can call its support line for access to personnel who provide support and perform on-line problem solving as required.

o Implementation, education and training consulting. When the Company sells a new system its consulting and training team work together to minimize the disruption to a customer's business during the implementation process and to maximize the customers' benefit from the use of the system by training them.

The Company's UK catalog information product and other information services are delivered by its Autocat product team. The Autocat product team sources, standardizes and formats data collected from over 130 automotive parts manufacturers. The data generally is sourced from aftermarket parts manufacturers in electronic format. The Company generally produces catalog updates on compact discs approximately four times per year from its facilities in Wareham, England. The Company provides this data to its customers in a variety of formats including more recently as an online subscription.

Competition

In the U.S. and Canada, the Company competes primarily with Activant, Inc. and several smaller software companies, including iCarz, Autologue and Wrenchead, Inc. that provide similar products and services to the U.S. automotive aftermarket.

Additionally, one of the opportunities and ongoing competitive threat to the Company is custom developed in-house systems, information products and online services. For example, AutoZone, Inc. and Genuine Parts Company's NAPA Parts Group both developed their own business management systems and electronic automotive parts catalogs for their stores and members.

Several large enterprise resource planning and software companies have made public announcements regarding the attractiveness of various small and medium enterprise vertical markets, including Microsoft Corporation, Oracle Corporation and Intuit Inc. The Company has not competed with any of these larger software and service companies. However, there can be no assurance that they will not develop or acquire a competitive offering in the future.

In the UK, the Company competes primarily with Activant and several other smaller software companies including EGO and RAMDATA.

Customers

For its fiscal year ended June 30, 2005, no single customer accounted for more than 10% of the Company's total revenues. The Company's top ten customers accounted for 20% of its total revenues. Some of the Company's top customers in North America include Monro Muffler Brake, Fountain Tire and Allied Exhaust Systems. In the UK market the Company's top customers include Brown Brothers, Motorparts Direct, Carlac Ltd, TMS Motor Spares, Central Auto Supplies, CES Ltd, Jayar Components, and L Bennett and Son Ltd

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                                  OUR EMPLOYEES

Aftersoft Group, Inc. has 170 full-time employees. Of these, 17 are management employees and 153 are administrative or support staff. Of these employees, 21 are located in our offices in San Juan Capistrano, CA, 32 are located in our offices in Allentown, PA, and 117 are located in our offices in the United Kingdom. All of our employees have executed customary confidentiality and restrictive covenant agreements.

                                  RISK FACTORS

Our business, financial condition or operating results are subject to a number of risk factors, both those that are known to us and identified below and others that may arise from time to time. These risk factors could cause our actual results to differ materially from those suggested by forward-looking statements in this document and elsewhere, and may adversely affect our business, financial condition or operating results. If any of those risk factors should occur, moreover, the trading price of our securities could decline, and investors in our securities could lose all or part of their investment in our securities. These risk factors should be carefully considered in evaluating the Company and its prospects.

We have a limited operating history which makes it difficult to evaluate our business and to predict our future operating results.

We were organized in April 2003 with the acquisition of MAM UK Limited and the addition of CarParts Technologies on August 6, 2004. Since our inception, we have been primarily engaged in organizational activities, including developing a strategic operating plan, entering into various collaborative agreements for the development of products and technologies, hiring personnel and developing and testing our products.

We may fail to address risks we face as a developing business which could adversely affect the implementation of our business plan.

We are prone to all of the risks inherent in the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies.

To address these risks, we must, among other things,

o     maintain and increase our product portfolio;

o     implement and successfully execute our business and marketing strategy;

o     continue to develop new products and upgrade our existing products;

o     respond to industry and competitive developments; and


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o     attract, retain, and motivate qualified personnel.

We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition and results of operations would be materially adversely affected.

To achieve profitable operations, we, alone or with others, must successfully develop, market and sell our products. The development of new software products is highly uncertain and subject to a number of significant risks. Most products resulting from our or our collaborative partners' product development efforts are not expected to be available for sale for at least a year. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons.

To date, our resources have been substantially dedicated to the acquisition, research and development of products and technologies. Most of the existing and future products and technologies developed by us will require extensive additional development. Our product development efforts may not be successful.

An increase in competition from other software manufacturers could have a material adverse effect on our ability to generate revenue and cash flow.

Because many of our competitors have substantially greater capabilities and resources, they may be able to develop products before us or develop more effective products or market them more effectively which would limit our ability to generate revenue and cash flow.

Competition in our industry is intense. Potential competitors in the U.S. and Europe are numerous most of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Competing technologies and products may be more effective than any of those that are being or will be developed by us.

If we fail to keep up with rapid technological change, our technologies and products could become less competitive or obsolete.

The software industry is characterized by rapid and significant technological change. We expect that automotive technology will continue to develop rapidly, and our future success will depend on our ability to develop and maintain a competitive position. Technological development by others may result in products developed by us, branded or generic, becoming obsolete before they are marketed or before we recover a significant portion of the development and commercialization expenses incurred with respect to these products.

We depend on patent and proprietary rights to develop and protect our technologies and products, which rights may not offer us sufficient protection.

The software industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend on our ability to obtain and enforce protection for products that we develop under United States and foreign patent laws and other intellectual property laws, preserve the confidentiality of our trade secrets and operate without infringing the proprietary rights of third parties.

We also rely upon trade secret protection for our confidential and proprietary information. Others may independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets or disclose our technology. We may not be able to meaningfully protect our trade secrets which could limit our ability to exclusively produce products.


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We require our employees, consultants, members of the scientific advisory board and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment or consulting relationships or a collaboration with us. These agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information.

If we lose key management or other personnel our business will suffer.

We are highly dependent on the principal members of our management staff. We also rely on consultants and advisors to assist us in formulating our development strategy. Our success also depends upon retaining key management and technical personnel, as well as our ability to continue to attract and retain additional highly-qualified personnel. We face intense competition for personnel from other companies, government entities and other organizations. We may not be successful in retaining our current personnel. We may not be successful in hiring or retaining qualified personnel in the future. If we lose the services of any of our management staff or key technical personnel, or if we fail to continue to attract qualified personnel, our ability to acquire, develop or sell products would be adversely affected.

Our management and internal systems might be inadequate to handle our potential growth.

Our success will depend in significant part on the expansion of our operations and the effective management of growth. This growth will place a significant strain on our management and information systems and resources and operational and financial systems and resources. To manage future growth, our management must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively. If our systems, procedures, controls, and resources are inadequate to support our operations, our expansion would be halted and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively may harm our ability to institute our business plan.

Because we have international operations, we will be subject to risks of conducting business in foreign countries.

International operations constitute a part of our business, and we are subject to the risks of conducting business in foreign countries, including:

o     difficulty in establishing or managing distribution relationships;

o different standards for the development, use, packaging and marketing of our products and technologies;

o our inability to locate qualified local employees, partners, distributors and suppliers;

o the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements; and

o general geopolitical risks, such as political and economic instability, changes in diplomatic and trade relations, and foreign currency risks.

We cannot predict our future capital needs and we may not be able to secure additional financing which could affect our ability to operate as a going concern.

If adequate financing is not available, we may be required to delay, scale back or eliminate some of our research and development programs, to relinquish rights to certain technologies or products, or to license third parties to commercialize technologies or products that we would otherwise seek to develop. Any inability to obtain additional financing, if required, would have a material adverse effect on our ability to continue our operations and implement our business plan.

The prices we charge for our products and the level of third-party reimbursement may decrease and our revenues could decrease.

Our ability to commercialize products successfully depends in part on the price we may be able to charge for our products.

We may encounter significant financial and operating risks if we grow our business through acquisitions.

As part of our growth strategy, we may seek to acquire or invest in complementary or competitive businesses, products or technologies. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. We may allocate a significant portion of our available working capital to finance all or a portion of the purchase price relating to possible acquisitions although we have no immediate plans to do so. Any future acquisition or investment opportunity may require us to obtain additional financing to complete the transaction. The anticipated benefits of any acquisitions may not be realized. In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially adversely affect our operating results and financial position. Acquisitions also involve other risks, including entering markets in which we have no or limited prior experience.

The price of our common stock is likely to be volatile and subject to wide fluctuations.

The market price of the securities of software companies has been especially volatile. Thus, the market price of our common stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, or, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. In addition, if the market for pharmaceutical and biotechnology stocks or the stock market in general experiences a loss in investor confidence or otherwise fails, the market price of our common stock could fall for reasons unrelated to our business, results of operations and financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

The provisions of Delaware law may inhibit potential acquisition bids that stockholders may believe are desirable, and the market price of our common stock may be lower as a result.

We are subject to the anti-takeover provisions of Section 203 of the Delaware corporate statute, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging others from making tender offers for our common stock. As a result, these provisions may prevent our stock price from increasing substantially in response to actual or rumored takeover attempts. These provisions may also prevent changes in our management.

ITEM 2. MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion of the Company financial condition and results of operations should be read in conjunction with the audited historical consolidated financial statements and the notes accompanying those statements, which are included elsewhere herein. The results described below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on the Company's current expectations, which are inherently subject to risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors. The Company undertakes no obligation beyond what is required under applicable securities law to publicly update or revise any forward looking statement to reflect current or future events or circumstances, including those set forth herein.

Overview

The Company is a leading provider of business management solutions primarily to retailers, tire and service chains, independent installers and wholesale distributors in the Automotive Aftermarket. The Company's business management solutions include systems, professional services, customer support and data services that its customers use to manage their critical day-to-day business operations through automated point-of-sale, inventory management, general accounting and e-commerce connectivity. The Company's revenues are derived from the following:

Business management systems comprised of proprietary software applications, implementation and training; and

Subscription-based services, including software support and maintenance, information (content) products and online services

The Company acquired CarParts Technologies on August 6, 2004 to increase its presence in North American market as well as to provide an operational foundation to penetrate its parts store software, from its subsidiary MAM limited into the North American market.

At the end of the fiscal year 2004 the company decided to discontinue the sales efforts of its software application focused on the tire distribution market temporarily. The Company decided to reengineer two of its other products with the necessary tire distributor functionality, over time, while it targeted select areas of the tire distribution market. This change in focus was expected to create a decrease in revenues during this reengineering period as well as increase the overall profitability of the Company through a reduction of cost of revenue and operational expenses.

Critical Accounting Policies

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company believes the following critical accounting policies, among others, affect the Company's more significant judgments and estimates used in the preparation of the Company's financial statements:

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of the Company's customers to make required payments. The allowance for doubtful accounts is based on specific identification of customer accounts and the Company's best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. The Company evaluates the collectibility of the Company's receivables at least quarterly. The allowance for doubtful accounts is subject to estimates based on the historical actual costs of bad debt experienced, total accounts receivable amounts, age of accounts receivable and any knowledge of the customers' ability or inability to pay outstanding balances. If the financial condition of the Company's customers were to deteriorate, resulting in impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities.

Software Development Costs

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded net income/loss of the Company.

Goodwill

SFAS 142, Goodwill and Other Intangible Assets, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. If the actual fair value of the reporting unit is less than estimated, impairment of the related goodwill could occur, which could significantly impact the recorded net income/loss of the Company.

Long-Lived Assets

The Company's management assesses the recoverability of long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. If the actual fair value of the long-lived assets are less than estimated, impairment of the related asset could occur, which could significantly impact the recorded net income/loss of the Company

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions. Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as customer advances and deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

For the year ending June 30, 2005

Key Components of Results of Operations

Total Revenues. Total Revenues for the year ended June 30, 2005, increased by approximately $9.464 million, or 75.1%, compared to the year ended June 30, 2004, when revenues were entirely derived from MAM Software. The increase in revenues was due to the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Revenues without Aftersoft Network North America were relatively unchanged.

Cost of Revenues. Total cost of revenues for the year ended June 30, 2005, increased by approximately $3.37 million or 57.6%, compared to the year ended June 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Cost of Revenues without Aftersoft Network North America was relatively unchanged.

For the reasons noted above, total gross profit increased by $6.1 million, or 90.3% for the year ended June 30, 2005 as compared to the year ended June 30, 2004.

Operating Expenses. The following table sets forth, for the periods indicated, the Company's operating expenses and the variance thereof.

                                                    For The Year Ended
                                -------------------------------------------------------
                                  2005       2004        Variance $         Variance %
                                --------   --------   ---------------   ---------------
                                                      In thousands$
Research and development        $  2,665   $    584   $         2,081            356.72%
Sales and marketing                1,970        702             1,268            180.89%
General and administrative         4,389      4,101               288              7.02%
Depreciation and amortization      1,421        316             1,105            350.08%
                                --------   --------   ---------------
Total Operating Expenses        $ 10,445   $  5,703   $         4,742             83.15%

Operating Expenses increased by $4.74 million for the year ended June 30, 2005 compared to the year ended June 30, 2004. This is due to the following:

Research and Development Expense. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Research and development expenses without Aftersoft Network North America were relatively unchanged.

Sales and marketing expenses. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Sales and marketing expenses without AFS Warehouse Distribution Management was relatively unchanged.

General and Administrative Expenses. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. The increase was limited by lower payroll costs at MAM Software following a staffing review and rationalization.

Depreciation and Amortization. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004.and the subsequent revaluation of the Intangibles assets of the group. Depreciation and amortization expense increased by $1.105 million, or 350.1%.

Provision for Income Taxes. . Provision for income taxes for the year ended June 30, 2005, increased by approximately $35,000 or 11.7%, compared to the year ended June 30, 2004. This increase was primarily a result of an increase in taxable net income entirely attributable to the UK operations.

Interest Expense. Interest expenses increased by $86,000, or 446%, compared to the year ended June 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. Interest Expense without Aftersoft Network North America was relatively flat.

Net Income. As a result of the above factors, the Company realized a net income of $1.938 million for the year ended June 30, 2005, compared to a net income of $724,000 for the year ended June 30, 2004, a increase of $1.21 million, or 167.48%.

Liquidity and Capital Resources

The Company does not have outside sources of finance and will need to raise funds from existing shareholders or the capital markets to maintain its development plans. If it should encounter any unforeseen problems, the Company will review its budget and adjust the scheduling and costs of the development programs accordingly to allow the Company to operate until sufficient long term funding is achieved. However, a key element of our business strategy is to continue to acquire, obtain licenses for, and develop, new technologies and products that we believe offer unique market opportunities and/or complement our existing product lines.

The Company incurred negative cash flows from operations of $189,000 for the year ended June 30, 2005. The negative cash flow was associated with the reduction of deferred revenues during 2005. As compared to the year ended June 30, 2004 the cash flow from operations for the year ended June 30, 2005 decreased by $633,000. This decrease was mainly associated with the large decrease in the deferred revenue associated with it tire distributor product. The Company recognized the revenue associated with final acceptances on many of the projects associated with this product line. The Company incurred negative cash flows from investing activities of $106,000 for the year ended June 30, 2005 compared to negative $311,000 in 2004 a change of $205,000. This change is mainly due to the $490,000 of cash obtained in the acquisition of CarParts Technologies in 2005. The Company incurred positive cash flows from financing activities of $450,000 for the year ended June 30, 2005 compared to positive $192,000 in 2004. This increase is mainly due to an increase in borrowings from its related party AutoData Networks.

For the Three months ended September 30, 2005

The following discussion of the Company financial condition and results of operations should be read in conjunction with the unaudited quarterly consolidated financial statements and the notes accompanying those statements, which are included elsewhere herein. The results described below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on the Company's current expectations, which are inherently subject to risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements due to a number of factors. The Company undertakes no obligation beyond what is required under applicable securities law to publicly update or revise any forward looking statement to reflect current or future events or circumstances, including those set forth herein.

Key Components of Results of Operations for the Three months ended September 30 2005

Total Revenues. Total Revenues for the three months ended September 30, 2005, decreased by approximately $708,000 , or 12.9%, compared to the three months ended September 30, 2004. Decrease in revenues was due primarily due management's decision to discontinue sales efforts of its software application focused on tire distributor market at the end of fiscal year 2004. Management decided to target this market with its other software products which the tire functionality has been added to.

Cost of Revenues. Total cost of revenues for the three months ended September 30, 2005, increased by approximately $230,000, or 10.4%, compared to the three months ended September 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. In the three months ended September 2004, the cost of revenues only included two months of labor focused on revenue generation, while in the three months ended September 30, 2005 the cost of revenues included three months of these costs. On a comparative 3 month basis the Cost of Revenues actually decreased by $102,000, or 4.2%. The reason for this decrease is related to the reduction in personnel associated with the tire distribution product and other streamlining efforts.

For the reasons noted above, total gross profit decreased by $938,000, or 28.6% for the three months ended September 30, 2005 as compared to the three months ended September 30, 2005.

Operating Expenses. The following table sets forth, for the periods indicated, the Company's operating expenses and the variance thereof.

                                          For The Three Months Ended September 30,
                                --------------------------------------------------------
                                  2005       2004       Variance $           Variance %
                                --------   --------   ---------------    ---------------
                                                      In thousands $
Research and development        $    774   $    709   $            65                9.2%
Sales and marketing                  479        477                 2                0.3%
General and administrative           860        850                10              1.3.%
Depreciation and amortization        278        375               (97)            -25.9%
                                --------   --------   ---------------
Total Operating Expenses        $  2,391   $  2,411   $           (20)           -0.008%

Operating Expenses were relatively flat for the three months ended September 30, 2005 compared to the three months ended September 30, 2004. This is due to the following:

Research and Development Expense, Research and Development Expenses increased by $65,000, or 9.2%, compared to the three months ended September 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. In the three months ended September 2004 research and development expenses only included two months of labor focused on research and development, while in the three months ended September 30, 2005 research and development expenses included three months of these costs. On a comparative 3 month basis, research and development expenses actually decreased by $91,000, or 11.8%.

Sales and marketing expenses. Sales and marketing expenses decreased by $2,000, or .3%, compared to the three months ended September 30, 2004. Consolidation of the sales personnel and the reduction in the sales effort on the tire distribution software product contributed to the overall reduction is sales and marketing costs. On a comparative three month basis sales and marketing expenses decreased by $126,000, or 26.3%

General and Administrative Expenses. General and administrative expenses increased by $10,000, or 1.3%, compared to the three months ended September 30, 2004. On a comparative three month basis, general and administrative expenses decreased by $280,000, or 32.6%. Reduction in executive management as part of the Aftersoft Network North America acquisition and lower telecommunication costs were major factors in this decline.

Depreciation and Amortization. Depreciation and amortization expenses declined due to a complete amortization of the backlog portion of Aftersoft Network North America intangible asset in 2004.

Interest Expense. Interest expenses increased by $13,000, or 74%, compared to the three months ended September 30, 2004. This increase was a result of the addition of Aftersoft Network North America to the Aftersoft Group on August 6, 2004. In the three months ended September 2004, interest expenses only included two months of interest, while in the three months ended September 30, 2005 interest expenses included three months of these costs. On a comparative three month basis, interest expenses decreased by $34,000 or 108.6%.

Provision for Income Taxes. Provision for income taxes for the three months ended September 30, 2005, decreased by approximately $36,000 or 30.7%, compared to the three months ended September 30, 2004. This decrease was primarily due to a decrease in taxable net income entirely attributable to the UK operations.

Net Income. As a result of the above factors, the Company realized a net loss of $163,000 for the three months ended September 30, 2005, compared to a net income of $732,000 for the three months ended September 30, 2004, a decrease of $895,000, or 122.3% for net income.

                         Liquidity and Capital Resources

The Company incurred positive cash flow from operations of $178,000 for the first quarter ended September 30, 2005. The positive cash flow was associated with the increase in operating liabilities of $262,000 during the first quarter of fiscal year 2006. The Company had an increase in cash flow from operations totaling $771,000 for the period ended September 30, 2005 as compared to the period ended September 30, 2004 . This increase was mainly associated with the reduction in the use of cash by deferred revenues. The Company also had a decrease in cash from investing activities totaling $511,000 for the period ended September 30, 2005 as compared to the period ended September 30, 2004. This decrease was related to the $490,000 in cash that was acquired in 2004 associated with the acquisition of CarParts Technologies. The Company also had a decrease in cash from financing activities totaling $587,000 for the period ended September 30, 2005 as compared to the period ended September 30, 2004. This decrease was related to the companies ability to finance its activities through its operations rather than from its related party AutoData Networks.

ITEM 3. DESCRIPTION OF PROPERTY.

The Company has offices located at 32122 Camino Capistrano, Suite 100, San Juan Capistrano, CA, 92675. Our telephone number there is (949) 488-8860. We also have offices at 7310 Tilghman St. Allentown, PA 18106. Our telephone number there is (800)-803-9762. We also have offices at 1 Station Road, Deepcar, Sheffield, South Yorkshire, United Kingdom, S36 2SQ. Our Telephone number there is 011 44 870 766 7012. The Company leases its facilities and certain equipment pursuant to month to month and non-cancelable operating lease agreements that expire on various dates through February 2008. Terms of the leases provide for monthly payments ranging from $350 to $11,000 through February 2008.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock:

Title of Class            Name and Address of Beneficial       Amount and Nature of      Percent of Class
                                       Owner                     Beneficial Owner
    Common                    Auto Data Network, Inc.             32,500,000                95.31%
                           712 Fifth Avenue, 19th Floor,
                              New York, NY 10019-4108

(b) The following table sets forth certain information regarding the beneficial ownership of the Company's common stock by each director and executive officer of the Company and the directors and executives officers as a group:

                                                                                                                 Percentage
                                                                                                                  of common
Name                                                     Position                               Shareholding      stock

Ian Warwick                                              President and CEO -Director            Nil                 0%
Michael Jamieson                                         Chief Operations Officer - Director    Nil                 0%
Michael O' Driscoll                                      Chief Financial Officer & Director     Nil                 0%
Robert Gordon                                            Director                               Nil                 0%
William C. Hayde                                         Director                               Nil                 0%
Joseph Messina                                           Director                               Nil                 0%
Directors and Executive Officers as Group (6 persons)                                           Nil                 0%

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The Company's directors and executive officers are as follows:

Ian Warwick CEO, President and Director, age 45

Ian Warwick has spent the last twelve years building early stage technology companies, some of which have culminated in stock market listings. Mr. Warwick also has extensive experience of corporate finance particularly linked to fund raising and private equity placements. He formerly served in the Royal Navy followed by several years as a consultant engineer within the oil industry.

Michael Jamieson, COO and Director, age 38

Michael Jamieson is the Managing Director of MAM Software Limited. ("MAM"), a subsidiary of Auto Data Network, Inc. He has been with MAM since1991 when he joined its installation and configuration department. Mr. Jamieson has held a number of positions within MAM's implementation and support departments until his appointment as Department Manager for Workshop and Bodyshop Systems in 1995. Mr. Jamieson was promoted to the position of Associate Director of Workshop and Bodyshop Systems in 2002 before taking his current role as Managing Director in 2004.

Michael O'Driscoll CFO and Director, age 53

Michael O'Driscoll began his career at Deloitte & Touche. In 1978, he joined Merrydown plc, and became Financial Director and Company Secretary where he oversaw the float on the London Stock Exchange as CFO. While at Merrydown, Mr. O'Driscoll negotiated multiple acquisitions. From 1994 to 1995 he joined Key Finance Limited, a takeover specialist computer leasing company whose customers included Rolls Royce, Bank of America, Nynex, P&O, Massey Ferguson, BP, Amoco and Shell. From 1995 to date, he has held the position of Non-Executive Chairman of QV Foods Limited, a large produce supplier to Marks & Spencer, Sainsbury, Tesco and the United Kingdom wholesale market.

Robert Gordon, Director, age 70

Robert Gordon is an independent business consultant. Since April 2003, Mr. Gordon has been President of Madison Ventures, Inc., Madison Group I, Inc., Madison Group II, Inc., Madison Group III, Inc., Madison Group IV, Inc., Madison Group V, Inc., and Madison Group VI, Inc. Mr. Gordon was Executive Vice-President of Ameristar Group Incorporated, a privately owned investment banking firm from 1996 to 2004. From 1999 to August, 2002 Mr. Gordon was President of Lifen, Inc. From 1996-1999, Mr. Gordon was President and a Director of Concorde Strategies Group, Inc. Previously, Mr. Gordon held senior management positions with several companies. He also had a management consulting practice and provided broad based professional services, which included strategic and financial planning, marketing and growth studies, business re-structuring, acquisition plans, implementation of new business strategies, MIS development, and training programs. Mr. Gordon was acting President of W3 Group, Inc. prior to the Acquisition. He was appointed a Director by the Board of Directors on March 24, 2005.

Mr. Gordon has conducted numerous business seminars and made presentations at many conferences. He received an Achievement Award from the International Association of Systems Management in recognition of his contribution to the business systems profession, and is also a past Chapter President. He was an advisor to Guidance International, a professional association of computer users. Mr. Gordon has a B.A. in Economics from Union College.

Joseph J. Messina, Director, age 50

Joseph J. Messina became Chairman and CEO in 1992 of both Ameristar Capital Corporation, a lease financing and asset based lender and Ameristar Group Incorporated, an investment banking and financial consulting firm specializing in "small cap" companies. Mr. Messina was a Director of Concorde Strategies Group, Inc. From 1978-1992, Mr. Messina was President and Chief Operating officer of Vendor Funding Co., Inc. a subsidiary of Bank of Ireland First Holdings. Vendor Funding, a national middle market lessor and asset based lender, was co-founded by Mr. Messina and subsequently sold to First NH Banks of Manchester, New Hampshire. Mr. Messina is a Director of Credit America Venture Capital, an entity formed to acquire the manufacturing and distribution network of Mako Marine International, Inc. He is a former Director of Mako Marine International, Inc., a publicly held corporation, and past President of the Eastern Association of Equipment Lessors.

William C. Hayde, Director, age 44

William C. Hayde is an investment banker and registered principal at Brockington Securities, a broker-dealer specializing in wholesale and institutional trading, mergers and acquisitions, and equity and debt financings. Mr. Hayde is Chairman of the Board of Toscana Group, Inc., a venture capital and consulting company. Mr. Hayde is also a partner in a research firm, Waterville Investment Research Inc., a paid for research and information company which provides its services to public companies primarily traded over the counter and at Nasdaq. Mr. Hayde has been active in the brokerage business since 1983. Prior to the close of the acquisition, Mr. Hayde was Secretary at W3 Group.

INVOLVEMENT IN CERTAIN MATERIAL LEGAL PROCEEDINGS DURING THE PAST FIVE YEARS

(1) No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2) No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3) No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

(4) No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

ITEM 6 EXECUTIVE COMPENSATION

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

                                                                       Annual Compensation               Long Term Compensation
                                                           ----------------------------------------   ------------------------------
                                                                                                      Securities         All
                                                             Fiscal                                   Underlying        Other
Name and Principal Position                                   Year         Salary ($)    Bonus ($)     Options      Compensation ($)
                                                           -----------    -------------  ----------   -----------  ----------------
Ian Warwick
  President and Chief Executive Officer of the company                             0            0            0               0

Michael Jamieson
  Chief Operating Officer of the company                      2005                 0            0            0               0

  As CEO of MAM Software, LTD                                 2005           105,000        8,750            0               0

                                                              2004            77,974            0            0               0

Michael O'Driscoll
  Chief Financial Officer of the company                      2005                 0            0            0               0

Paul Van Den Berg
  Former President of CarParts Technologies                   2005           153,040            0            0               0

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company has not retained any promoters, public relations or investors relations firms and has not signed any agreements with third party members to provide these services.

From time to time AutoData Networks, Inc. advances funds to the Company. Such advances are non interest bearing and currently have no specified due date. The Company does not expect AutoData Networks, Inc. to make any demands on this balance prior to July 1, 2006. At September 30, 2005, such advances totaled $890,000.

The Company currently holds a note receivable with the related party otherwise known as MAM North America in the amount of $510,000. Auto Data Networks as part of the merger with W3 has agreed to accept the assignment all the issued shares of Mam North America Inc from Mam Software Limited and to settle the receivable by forgiving $510,000 in intercompany debt on October 1, 2005.

ITEM 8. DESCRIPTION OF SECURITIES.

MARKET INFORMATION

The Company presently has 34,101,167 shares of common stock issued and outstanding.

COMMON STOCK

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders; have no preemptive rights; have no conversion or redemption rights or sinking fund; do not have cumulative voting rights; and share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

                                     PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company's Common stock is quoted on the OTC under the symbol "WWWT.OB". The Market Price for the Common Stock on January 30, 2005 was $1.21

HOLDERS

As of January 30, 2005 there were 34,101,167 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote. The following table sets forth certain information as of January 30, 2005, with respect to the ownership of Common Stock by each director and executive officer of the Company, and each person known by the Company to be the owner of more than five percent of any class of the Company's voting securities.

Title of Class               Name and Address                 Amount and Nature
Percent of Class           of Beneficial Owner               of Beneficial owner

   Common                 Auto Data Network, Inc.                 32,500,000
   95.31%                 712 Fifth Avenue, 19th Floor
                          New York, NY 10019-4108

   Common                 William Haydne (Director)                  100,000
    0.29%

   Common                 Joseph J. Messina (Director)                42,001
    0.12%

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, and capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, and accordingly the Board of Directors does not anticipate declaring any dividends.

TRADING OF SECURITIES IN SECONDARY MARKET

The Company presently has 34,101,167 shares of common stock issued and outstanding.

TRANSFER AGENT

Our independent stock transfer agent is Liberty Transfer Company, Inc. The mailing address and telephone number is: 244b New York Avenue, Huntington, NY 11743. (631) 385 1616.

ITEM 2. LEGAL PROCEEDINGS.

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

AFS Tire Management, Inc., formerly known as CarParts Technologies, Inc., has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,277, which it intends to vigorously appeal. AFS Tire Management, Inc. has made a provision of up to $1,650,000 in its accounts to cover the cost of any verdict with respect to this litigation as of June 30, 2005, even though it intends to vigorously appeal any judgment.

The claim in question relates to an asset purchase transaction. On November 13, 2002 Aidan J. McKenna ("McKenna") filed a complaint against CarParts Technologies, Inc., now known as AFS Warehouse Distribution Management, Inc., in the Court of Common Pleas of Allegheny County, Pennsylvania. The complaint alleges that CarParts assumed a liability in excess of $2,053,000 for McKenna's employment agreement with Open Webs Corporation when CarParts acquired the assets of Open Webs. CarParts filed a claim for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271, 048 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

There has been no change in or disagreements with Accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES.

There have been no recent sales of unregistered securities. Pursuant to the terms of the Agreement completed on December 21, 2005, the Company issued 32,500,000 shares of Common Stock, par value $0.001, to ADN in a non-public issuance exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(1), Section 4(6) and/or Regulation D. The shares so issued are "restricted shares" and may not be disposed of except in compliance with an applicable exemption from registration under U.S. securities laws or pursuant to an effective registration statement under U.S. securities laws.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles of Incorporation, or the Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles of Incorporation, or the Bylaws. The Company's obligations of indemnification, if any, are conditioned upon the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company has the right, to the extent permitted by law, to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company.

                                    PART F/S

Report of Independent Registered Public Accounting Firm Financial Statements for years ended June 30, 2005 and 2004 Financial Statement Notes for years ended June 30, 2005 and 2004 Financial Statements for three months ended September 30, 2005 and 2004 Financial Statement Notes for three months ended September 30, 2005 and 2004.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers and Members
Aftersoft Group, Inc.

We have audited the accompanying consolidated balance sheet of Aftersoft Group, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of June 30, 2005, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aftersoft Group, Inc. and subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for each of the years in the two year-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

                              CORBIN & COMPANY, LLP

Irvine, California

January 27, 2006

                              Aftersoft Group, Inc.
                           Consolidated Balance Sheet
                        (In thousands, except share data)

                                                                As of June 30,
                                                                    2005
                                                                --------------
ASSETS
Current Assets
    Cash                                                        $          194
    Accounts receivable, net of allowance of $190                        3,537
    Inventories                                                            358
    Prepaid expenses and other                                             115
                                                                --------------
    Total Current Assets                                                 4,204
    Property and Equipment, Net                                            521
    Notes Receivable - Related Party                                       510
Other Assets
    Goodwill                                                            22,061
    Amortizable intangible assets, net                                   6,396
    Software development costs, net                                        987
    Other                                                                   36
                                                                --------------
    Total Other Assets                                                  29,460
                                                                --------------
Total Assets                                                    $       34,695
                                                                ==============

LIABILITIES
Current Liabilities
    Accounts payable                                            $        1,928
    Accrued expenses                                                       956
    Accrued legal expenses                                               1,986
    Current portion of long-term debt                                    1,072
    Deferred revenue                                                     1,634
    Taxes payable                                                          219
    Other current liabilities                                               23
                                                                --------------
    Total Current Liabilities                                            7,818
Long-Term Liabilities
    Deferred revenue                                                       960
    Deferred income taxes                                                  880
    Long-term debt                                                         879
    Loan - ADN Inc.                                                        884
    Other                                                                  487
                                                                --------------
    Total Liabilities                                                   11,908

Commitment and contingencies

STOCKHOLDERS' EQUITY
    Common stock
            Par value $0.001 per share; authorized,
             issued and outstanding 1,500 shares                            --
    Additional paid-in-capital                                          20,937
    Other comprehensive loss                                              (302)
    Retained earnings                                                    2,152
                                                                --------------
    Total Stockholders' Equity                                          22,787
                                                                --------------
Total Liabilities and Stockholders' Equity                      $       34,695
                                                                ==============

   The accompanying notes are an integral part of these financial statements

                              Aftersoft Group, Inc.
           Consolidated Statements of Income and Comprehensive Income
                        (In thousands, except share data)

                                                For Years Ended June 30,
                                                ------------------------
                                                   2005          2004
                                                ----------    ----------

Net revenues                                    $   22,062    $   12,598
Cost of revenues                                     9,225         5,853
                                                ----------    ----------
Gross Profit                                        12,837         6,745

Operating Expenses:
Research and development                             2,665           584
Sales and marketing                                  1,970           702
General and administrative                           4,389         4,101
Depreciation and amortization                        1,421           316
                                                ----------    ----------
Total Operating Expenses                            10,445         5,703

Operating income                                     2,392         1,042

Other expense:
Other, net                                             (12)           --
Interest                                              (105)          (19)
                                                ----------    ----------
Total other expense                                   (117)          (19)

Income before provision for income taxes             2,275         1,023

Provision for income taxes                             337           299

                                                ----------    ----------
Net income                                           1,938           724

Foreign currency translation gain (loss)                32          (334)
                                                ----------    ----------
Comprehensive income                            $    1,970    $      390
                                                ==========    ==========

Earnings per share attributed to common stock
   - basic and diluted                          $    1,367    $    1,095
Weighted average number of shares of common
   stock outstanding - basic fully diluted           1,417           661

   The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                 Consolidated Statements of Stockholders' Equity
                                 (In thousands)

                                                                                         Retained
                                        Common Stock                     Other           earnings
                                    -------------------    Paid In    Comprehensive    (Accumulated
                                     Shares     Amount     Capital     Income (Loss)      deficit)       Total
                                    --------   --------    --------   --------------   -------------   ---------
Balance, June 30, 2003                   661   $     --    $  9,063     $     --         $   (510)      $  8,553

   Foreign currency translation           --         --          --         (334)              --           (334)
Net income                                --         --          --           --              724            724
                                    ----------------------------------------------------------------------------
Balance, June 30, 2004                   661         --       9,063         (334)             214          8,943

CarParts Technologies Acquisition        839         --      11,874           --               --         11,874
Foreign currency translation              --         --          --           32               --             32
Net income                                --         --          --           --            1,938          1,938
                                    ----------------------------------------------------------------------------
Balance, June 30, 2005                 1,500   $     --    $ 20,937     $   (302)        $  2,152       $ 22,787

   The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                                For Years Ended June 30,
                                                                                ------------------------
                                                                                  2005           2004
                                                                                ----------    ----------
Operating activities:
Net income                                                                      $    1,938    $      724
Adjustments to net income
    Depreciation and amortization                                                    1,421           316
    Deferred income taxes                                                              118           299
    Changes in assets and liabilities
      (net of the effect of acquisition):
        Accounts receivable                                                            194          (717)
        Inventories                                                                    107            57
        Prepaid expenses and other assets                                              155           334
        Accounts payable                                                               542           376
        Taxes payable                                                                  219            --
        Deferred revenue                                                            (4,497)          737
        Accrued expenses and other liabilities                                        (386)       (1,682)
                                                                                ----------    ----------
Net cash (used in) provided by operating activities                                   (189)          444
                                                                                ----------    ----------
Investing Activities:
    Cash acquired in acquisition                                                       490             0
    Purchases of property and equipment                                               (311)          (86)
    Capitalized software development costs                                            (285)         (225)
                                                                                ----------    ----------
Net cash used in investing activities                                                 (106)         (311)
                                                                                ----------    ----------
Financing Activities:
    Proceeds from debt facility                                                        256           416
    Proceeds from related party advances                                               349            --
    Payment on long-term debt                                                         (155)         (224)
                                                                                ----------    ----------
Net cash provided by financing activities                                              450           192
                                                                                ----------    ----------
    Effect of exchange rate changes                                                     32          (334)
                                                                                ----------    ----------

    Net change in cash                                                                 187            (9)
    Cash, beginning of year                                                              7            16
                                                                                ----------    ----------
    Cash, end of year                                                           $      194    $        7
                                                                                ==========    ==========

Supplemental disclosures of cash flow information
    Cash paid during the period for:
            Interest                                                            $     (105)   $      (19)
            Income taxes                                                        $       15    $        0

    Non cash investing and financing transactions during the years for:
        Shares issued for CarParts Technologies, Inc. acquisition
            Cash                                                                $      490
            Other current assets                                                     1,132
            Property and equipment                                                     140
            Other long-term assets                                                      37
            Other current liabilities                                               (3,264)
            Deferred revenue                                                        (4,872)
            Long-term debt                                                          (1,151)
            Other long-term liabilities                                               (487)
            Goodwill                                                                14,549
            Amortizable intangibles                                                  5,300
                                                                                ----------
                                                                                $   11,874
                                                                                ==========

   The accompanying notes are an integral part of these financial statements.

                              AFTERSOFT GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FOR YEARS ENDED JUNE 30, 2005 AND 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies and procedures are listed below.

Basis of Presentation

As of June 30, 2005, Aftersoft Group, Inc. was a wholly subsidiary of Auto Data Network, Inc. ("ADN, Inc.")

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition, Inc. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At June 30, 2005, the Company had approximately $1,105,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the years ended June 30, 2005 and 2004.

Segment Reporting

The Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires public companies to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company believes it operates in only one segment and as such has not presented additional segment disclosures.

Geographic Concentrations

The Company conducts business in the United States, Canada, and the United Kingdom ("UK"). From customers headquartered in their respective countries, the Company derives 1% of its revenues from Canada, 42% of its revenues from the United States and 57% from its UK operations during 2005. 100% of revenues were derived from its UK operations in 2004. At June 30, 2005, the Company maintains 86% of its property and equipment in the UK with the remaining 14% residing in North America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, notes receivable, related party loans, long-term debt, accounts payable and accrued expenses. The carrying values of such instruments classified as current approximate their fair values as of June 30, 2005 due to their short-term maturities. The difference between the fair value and recorded values of the related party loans, long-debt, and the note receivable are not significant due to and the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company's non-current instruments.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company's estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of income.

Software Development Costs

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development cost is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded net income/loss of the Company.

Goodwill

Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at June 30, 2005. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company's management assesses the recoverability of other long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At June 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Advertising Expense

The Company expenses advertising costs as incurred. For the years ended June 30, 2005 and 2004, advertising expense totaled $40,000 and $62,000, respectively.

Foreign Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and liabilities of the UK subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation gain (loss) adjustments are accumulated as a separate component of stockholders' equity, which totaled $32,000 and $(334,000) for the years ended June 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency transactions included in income during the years ended June 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended June 30, 2005 and 2004, the components of comprehensive income (loss) consist of foreign currency translation gains (losses).

Income Taxes

The Company accounts for domestic and foreign income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

Basic and Diluted Earnings Per Share

Basic earnings per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted earnings per share are the same for the years ended June 30, 2005 and 2004 as the Company has no dilutive securities.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-based Payment" ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB 25. The Company will be required to apply Statement 123(R) in 2006. The Company does not believe the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position as it has no share-based plans as of June 30, 2005.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets
- an amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions." SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its results of operations, cash flows or financial position.

NOTE 2 . ACQUISITIONS

The accompanying consolidated statements of income include the results of operations of the acquired entities from the date of acquisition.

CarParts Technologies

On August 6, 2004 the Company purchased 100% of the stock of CarParts Technologies to expand the Company's influence into the US and Canadian markets. Since the acquisition date the acquired companies results of operations have been included in the Company's financial statements. The purchase price was stock valued at $11,874,000, which was allocated to the fair value of the assets acquired as follows:

Cash                                                               $    490,000
Other current assets                                                  1,132,000
Property and equipment                                                  140,000
Other long-term assets                                                   37,000
Other current liabilities                                            (3,264,000)
Deferred revenue                                                     (4,872,000)
Long-term debt                                                       (1,151,000)
Other long-term liabilities                                            (487,000)
                                                                   ------------
Estimated fair value of tangible net liabilities acquired            (7,975,000)
Goodwill                                                             14,549,000
Amortizable intangibles                                               5,300,000
                                                                   ------------
                                                                   $ 11,874,000
                                                                   ============

NOTE 3. INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2005:

Goodwill                                                           $ 22,061,000
                                                                   ============

Intangibles subject to amortization:
Completed software technology (9-10 years)                         $  3,213,000
Customer contracts/relationships (10 years)                           3,750,000
Automotive data services (20 years)                                     346,000
                                                                   ------------
                                                                      7,309,000
Less:Accumulated amortization                                          (913,000)
Net intangibles subject to amortization                            $  6,396,000
                                                                   ============

Software development costs (3 years)                               $  1,113,361
Less accumulated amortization                                          (126,495)
                                                                   ------------
Net software development costs                                     $    987,000
                                                                   ============

Estimated amortization of intangibles is as follows:

Years Ending June 30,

 2006                                                              $  1,275,000
 2007                                                                 1,194,000
 2008                                                                 1,024,000
 2009                                                                   737,000
 2010                                                                   737,000
Thereafter                                                            2,416,000
                                                                   ------------
Total                                                              $  7,383,000
                                                                   ============

For the years ended June 30, 2005 and 2004, the Company recognized amortization expense on its software development costs and other acquired intangibles of $1,167,000 and $263,000, respectively.

NOTE 4 PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2005:

Computer and office equipment                    $ 433,000
Furniture and equipment                            372,000
Leasehold improvements                             118,000
Equipment under capital leases                     291,000
                                                 ---------
                                                   837,000
Less accumulated depreciation and amortization    (316,000)
                                                 ---------
                                                 $ 521,000
                                                 =========

Depreciation expense on fixed assets for the years ended June 30, 2005 and 2004 was $254,000 and $53,000, respectively.

NOTE 5. LONG TERM DEBT

Long term debt consists of the following as of June 30, 2005:

Note payable to a bank, bearing interest at 8.75% per annum; payable in monthly installments of principal and interest of $2,197 through
December 2005; secured by accounts receivable and any work in process.
Currently the company is negotiating the extension of the maturity
date.                                                                                           $   25,000

Note payable to former owners of acquired businesses, bearing interest at 9% per annum; payable in monthly installments of principal and
interest of $13,177 through May 2007; secured by certain assets of the Company.                    277,000

Notes payable to former owners of acquired businesses, bearing interest at 8%
per annum; payable in monthly installments of principal and
interest of $11,098 and increasing periodically to $20,905 through May 2007, at which time the remaining balance is due; secured by certain
assets of the Company.                                                                             791,000

Line of credit borrowings with the bank up to a maximum of $537,900 with an interest of base plus 3.5% (8.25% as of June 30, 2005). Line of credit borrowings are secured by substantially all of the assets of the Company.
Line of credit is renewable annually in November 2006.                                             559,000

Unsecured notes payable to a former owner of acquired business; non-interest bearing, payable in monthly installments of $12,551 through
March 2006                                                                                         105,000

Capital lease obligations, with various interest rates ranging from 12% to 18%;
secured by related equipment; payable in installments
through December 2009                                                                              194,000
                                                                                                ----------
                                                                                                 1,951,000
Less current maturities                                                                         (1,072,000)
                                                                                                ----------
                                                                                                $  879,000
                                                                                                ==========

Future maturities of long-term obligations at June 30, 2005 are as follows:

Years Ending June 30,
2006                                    $  1,072,000
2007                                         839,000
2008                                          36,000
2009                                           4,000
                                        $  1,951,000

NOTE 6. PROVISION FOR INCOME TAXES

The Company has United States federal and state tax net operating loss carryforwards available for future periods in excess of $50 million at June 30, 2005, expiring through 2025. As a result of the changes in the ownership of the Company, as defined in Section 382 of the Internal Revenue Code, there are limitations on the amount of net operating loss carryforwards that may be utilized in the future, estimated at $11 million.

The provision for income taxes consists of the following for the year ended June 30, 2005:

                                   USA          USA          UK
                                 Federal       State      Corporate      Total
                                ---------    ---------    ---------    ---------

Current                         $      --    $   2,000    $ 217,000    $ 219,000
Deferred                               --           --      118,000      118,000
                                ---------    ---------    ---------    ---------
Total                           $      --    $   2,000    $ 335,000    $ 337,000
                                =========    =========    =========    =========

The tax provision for the year ended June 30, 2004 consists solely of deferred UK corporate taxes.

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets consist of the following at June 30, 2005:

Deferred tax assets:
   Net operating loss carryforwards                                $  5,546,000
   Deferred revenue                                                     548,000
   Long-term liabilities                                                209,000
   Reserves and accruals                                                129,000
                                                                   ------------
Total deferred tax assets                                             6,432,000
                                                                   ------------

Deferred tax liabilities:
   Other acquired amortizable intangibles                            (2,395,000)
   Software development costs                                          (386,000)
   Depreciation and amortization                                       (277,000)
   State taxes                                                         (274,000)
                                                                   ------------
Total deferred tax liabilities                                       (3,332,000)
                                                                   ------------
   Valuation allowance                                               (3,980,000)
                                                                   ------------
Net deferred tax liabilities                                       $   (880,000)
                                                                   ============

The Company believes that uncertainty exists with respect to future realization of the U.S. deferred tax assets and has established a valuation allowance for the full amount as of June 30, 2005. The Company established an allowance of approximately $4.5 million when it purchased CarParts Technologies.

The provision for income taxes for the years ended June 30, 2005 and 2004 differs from the amount computed by applying the U.S. Federal income tax rates to net income before taxes as a result of the following:

                                                              2005           2004
                                                           ----------     ----------
Taxes at statutory rates applied to income before taxes    $  773,000     $  348,000
                                                           ----------     ----------

State taxes, net of federal effect                             71,000             --
Non deductible expenses                                        37,000         21,000
Research and development relief (UK)                          (51,000)            --
Differential in UK corporate tax rate                          (5,000)       (70,000)
Change in valuation allowance                                (488,000)            --
                                                           ----------     ----------
Total adjustments                                            (436,000)       (49,000)
                                                           ----------     ----------
Provision for income taxes                                 $  337,000     $  299,000
                                                           ==========     ==========

NOTE 7. Stockholders' Equity

The authorized capital stock of the Company consists of One Thousand Five Hundred (1,500) shares of common stock, $0.001 par value, all of which shares are or will be issued and outstanding at the time of closing. The Company initially had 27 shares outstanding during its formation. The Company issued 634 shares valued at $13,711 per share for the acquisition of MAM Software Limited in fiscal 2003. The Company then issued 839 shares valued at $14,152 per share for the acquisition of CarParts Technologies, Inc in fiscal 2005. The per share prices were established based on the fair value of ADN, Inc. shares, which were originally issued in the acquisitions to the sellers of the entities before the legal formation of the Company.

NOTE 8. Commitments and Contingencies

Operating Leases

The Company leases its facilities and certain equipment pursuant to month to month and non-cancelable operating lease agreements that expire on various dates through February 2008. Terms of the leases provide for monthly payments ranging from $350 to $11,000. For the years ended June 30, 2005 and 2004, the Company incurred rent expense totaling approximately $643,000 and $366,000 respectively.

Future annual minimum payments under non-cancelable operating leases are as follows:

Years Ending June 30,

2006         $    285,000
2007              282,000
2008              131,000
             -------------
             $    698,000
             =============

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers contracts the Company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 9. LITIGATION

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

The Company has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,000, which it intends to vigorously appeal. The Company filed a claim against McKenna for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement. The Company has made a provision of $1,650,000 in its legal expense accrual account to cover the cost of any verdict with respect to this litigation as of June 30, 2005.

Homann Tire Ltd. filed a complaint against CarParts Technologies, Inc in California District Court on August 11, 2005. The complaint seeks $271,000 in damages and alleges breach of contract, breach of warranty and intentional and negligent misrepresentative. The Company maintains the complaint is without merit.

Note 10. Related Party Transactions

From time to time ADN, Inc. advances funds to the Company. Such advances are non interest bearing and currently have no specific due date. ADN, Inc. has indicated that it will not make any demands on this balance prior to July 1, 2006; as a result, the Company has classified this loan as a long-term liability.

The Company currently holds a note receivable with a related party known as MAM North America, Inc. in the amount of $510,000. ADN, Inc., as part of the merger with W3 (see Note 2), has agreed to accept the assignment all the issued shares of MAM North America, Inc. from the Company and to forgive the $510,000 note receivable on October 1, 2005. This will be effected by the Company reducing its balance of loans due to ADN, Inc. Furthermore MAM North America has indemnified MAM UK against all past or current liabilities. As a result, MAM North America is not considered to be a variable interest entity under FIN 46(R) and has not been consolidated for the years ended June 30, 2005 and 2004.

NOTE 11. Subsequent Events

General

ADN, Inc. has provided the Company $290,000 in non-interest bearing advances between October 1, 2005 and December 7, 2005 to assist in paying down of the Company's vendors.

On December 21, 2005, W3 Group, Inc. ("W3") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of the Company in exchange for the issuance of 32,500,000 newly issued shares of W3, par value $0.0001 per share (the "Common Stock"), to ADN, Inc., the sole shareholder of the Company.

The acquisition will be recorded as a reverse acquisition, whereby the assets and liabilities of the Company will be reported at their historical cost. Pursuant to the Agreement and as a result of consummation of the Agreement, the current shareholders of the W3 own 1,601,167 shares, or approximately 4.7% of the 34,101,167 total outstanding shares of the Common Stock and ADN owns 32,500,000 shares or approximately 95.3% of the total outstanding shares. Concurrent with the closing of the transaction, the Board of Directors of W3 appointed three additional directors designated by ADN to serve until the next annual election of directors. In addition, concurrent with the close of the transaction, W3 (1) changed its corporate name from W3 Group, Inc. to Aftersoft Group, Inc., (2) changed its corporate address to California, and replaced the corporate officers.

                              Aftersoft Group, Inc.
                        Consolidated Financial Statements

For Three Months ended September 30, 2005 and 2004

                              Aftersoft Group, Inc.
                           Consolidated Balance Sheet
                        (In thousands, except share data)

                                                     As of 9/30/2005
ASSETS                                                 (unaudited)
                                                      ------------
Current Assets
    Cash                                              $        159
    Accounts receivable, net of allowance of $195            3,682
    Inventories                                                414
    Prepaid and other                                          112
                                                      ------------
    Total Current Assets                                     4,367
Property and Equipment, Net                                    468
Notes Receivable                                               510
Other Assets
    Goodwill                                                22,061
    Amortizable intangible assets, net                       6,213
    Software development costs, net                          1,055
    Other                                                       39
                                                      ------------
    Total Other Assets                                      29,858
                                                      ------------
Total Assets                                          $     34,693
                                                      ============

LIABILITIES
Current Liabilities
    Accounts payable                                  $      1,700
    Accrued expenses                                         1,474
    Accrued legal expenses                                   1,986
    Current portion of long-term debt                        1,091
    Deferred revenue                                         1,583
    Taxes payable                                              300
    Other                                                       22
                                                      ------------
    Total Current Liabilities                                8,156
Long-Term Liabilities
    Deferred income                                            904
    Deferred income taxes                                      880
    Long-term debt                                             765
    Loan - ADN Inc.                                            890
    Other                                                      487
                                                      ------------
    Total Liabilities                                       12,082

Commitments and contingencies

STOCKHOLDERS' EQUITY
    Common stock
            Par value $0.001 per share; authorized,
              issued and outstanding 1,500 shares               --
    Additional paid-in-capital                              20,937
    Other comprehensive loss                                  (315)
    Retained earnings                                        1,989
                                                      ------------
    Total Stockholders' Equity                              22,611
                                                      ------------
Total Liabilities and Stockholders' Equity            $     34,693
                                                      ============

   The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                            Statements of Operations
                        (In thousands, except share data)

                                                                                     For The Three Months Ended
                                                                                          September 30,
                                                                                    ----------------------------
                                                                                       2005             2004
                                                                                    (unaudited)     (unaudited)
                                                                                    ------------    ------------
Net revenues                                                                        $      4,779    $      5,487
Cost of revenues                                                                           2,439           2,209
                                                                                    ------------    ------------
Gross Profit                                                                               2,340           3,278

Operating Expenses:
Research and development                                                                     774             709
Sales and marketing                                                                          479             477
General and administrative                                                                   860             850
Depreciation and amortization                                                                278             375
                                                                                    ------------    ------------
Total Operating Expenses                                                                   2,391           2,411

Operating income/(loss)                                                                      (51)            867
                                                                                    ------------    ------------

Other expense:
Interest                                                                                     (31)            (18)
                                                                                    ------------    ------------
Total other expense                                                                          (31)            (17)

Income before provision for income taxes                                                     (82)            850

Provision for income taxes                                                                    81             117

                                                                                    ------------    ------------
Net income/(loss)                                                                   $       (163)   $        732

Foreign currency translation (loss) gain                                                     (13)              1
                                                                                    ------------    ------------
Comprehensive Income                                                                $       (176)   $        733
                                                                                    ============    ============

(Loss) earnings per share attributed to common stock - basic and diluted            $       (109)   $        629
Weighted average number of shares of common stock outstanding - basic and diluted
                                                                                           1,500           1,164

   The accompanying notes are an integral part of these financial statements.

                              Aftersoft Group, Inc.
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                                  For three months Ended
                                                                                      September 30,
                                                                                  ----------------------
                                                                                    2005          2004
                                                                                  --------      --------
Operating activities:
Net (loss) income                                                                 $   (163)     $    732
Adjustments to net (loss) income
    Depreciation and amortization                                                      278           375
    Deferred income taxes                                                               --            64
    Changes in assets and liabilities (net of the effect of acquisition):
        Accounts receivable                                                           (145)          433
        Inventories                                                                    (57)           47
        Prepaid expenses and other assets                                                3          (341)
        Accounts payable                                                              (228)         (918)
        Taxes payable                                                                   81            48
        Deferred revenue                                                              (107)       (1,565)
        Accrued expenses and other liabilities                                         516           532
                                                                                  --------      --------
Net cash (used in) provided by operating activities                                    178          (593)
Investing Activities:
    Cash acquired in acquisition                                                        --           490
    Purchases of property and equipment                                                 --            (4)
    Capitalized software development costs                                            (111)          (86)
                                                                                  --------      --------
Net cash provided by (used in) investing activities                                   (111)          400
Financing Activities:
    Proceeds from debt facility                                                          6            --
    Proceeds from related party advances                                                --           721
    Payment on long-term debt                                                          (95)         (223)
                                                                                  --------      --------
Net cash provided by (used in) financing activities                                    (89)          498
 Effect of exchange rate changes                                                       (13)            1
                                                                                  --------      --------
    Net change in cash                                                                 (35)          306
    Cash, beginning of period                                                          194             7
                                                                                  --------      --------
    Cash, end of period                                                           $    159      $    313
                                                                                  ========      ========

Supplemental disclosures of cash flow information Cash paid during the period for:
            Interest                                                              $     31      $     18
            Income taxes                                                          $      0      $      0

    Non cash investing and financing transactions during the years for:
        shares issued for CarParts Technologies, Inc. acquisition

            Cash                                                                                $    490
            Other current assets                                                                   1,132
            Property and equipment                                                                   140
            Other long-term assets                                                                    37
            Other current liabilities                                                             (3,264)
            Deferred revenue                                                                      (4,872)
            Long-term debt                                                                        (1,151)
            Other long-term liabilities                                                             (487)
            Goodwill                                                                              14,549
             Amortizable intangibles                                                               5,300
                                                                                                --------
                                                                                                $ 11,874
                                                                                                ========

   The accompanying notes are an integral part of these financial statements

                              AFTERSOFT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THREE MONTHS ENDING SEPTEMBER 30, 2005

NOTE 1. Management's Representation

The financial statements included herein have been prepared by Aftersoft Group, Inc. (the "Company"), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2006. It is suggested that the financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended June 30, 2005.

NOTE 2. Nature of Business

Basis of Presentation

Aftersoft Group, Inc. is a wholly subsidiary of Auto Data Network, Inc. ("ADN, Inc.").

Aftersoft Group is a leading provider of business and supply chain management solutions primarily to automotive parts manufacturers, retailers, tire and service chains, independent installers and wholesale distributors in the automotive aftermarket. The Company conducts its businesses through subsidiaries with operations in Europe and North America. MAM Software Limited is the leading supplier of software to the automotive parts market in the U.K. MAM Software consists of MAM Autopart Ltd, MAM AutoCat Ltd. and MAM Autowork Ltd., which are all based in Sheffield, UK. Aftersoft Network North America, Inc. is comprised of AFS Warehouse Distribution Management, Inc. and AFS Tire Management Inc., which are based in San Juan Capistrano, California and AFS Autoservice, Inc., which is based in Allentown PA. Aftersoft Network North America was formerly known as CarParts Technologies Acquisition Corp. and AFS Tire Management was formerly known as CarParts Technologies, Inc. Together these subsidiaries are the second largest supplier of software to the automotive parts market in the U.S.

The Company operates on a June 30 fiscal year end.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Concentrations of Credit Risk

Cash

The Company maintains cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At September 30, 2005, the Company had approximately $58,000 in these accounts in excess of the FDIC insurance limits.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the three-month periods ended September 30, 2005 and 2004.

Segment Reporting

The Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires public companies to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company believes it operates in only one segment and as such has not presented additional segment disclosures.

Geographic Concentrations

The Company conducts business in the United States, Canada, and the United Kingdom ("UK"). From customers headquartered in their respective countries, the Company derives 1% of its revenues from Canada, 30% of its revenues from the United States and 69% from its UK operations during the three months ended September 30, 2005. 100% of revenues were derived from its UK operations in 2004. At September 30, 2005, the Company maintains 86% of its net property and equipment in the UK with the remaining 14% in North America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable, the recoverability of long-lived assets and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, notes receivable, related party loans, long-term debt, accounts payable and accrued expenses. The carrying values of such instruments classified as current approximate their fair values as of June 30, 2005 due to their short-term maturities. The difference between the fair value and recorded values of the related party loans, long-debt, and the note receivable are not significant due to and the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company's non-current instruments.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company's estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Equipment under capital lease obligations is depreciated over the shorter of the estimated useful lives of the related assets or the term of the lease. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of income.

Software Development Costs

Costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technological feasibility has been established, computer software development costs (consisting primarily of internal labor costs) are capitalized and reported at the lower of amortized cost or estimated realizable value. Purchased software development cost is recorded at its estimated fair market value. When a product is ready for general release, its capitalized costs are amortized using the straight-line method over a period of three years. If the future market viability of a software product is less than anticipated, impairment of the related unamortized development costs could occur, which could significantly impact the recorded net income/loss of the Company.

Goodwill

Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at September 30, 2005. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Long-Lived Assets

The Company's management assesses the recoverability of other long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. At September 30, 2005 the Company's management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's products and services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable. If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

In those instances where arrangements include significant customization, contractual milestones, acceptance criteria or other contingencies (which represents the majority of the Company's arrangements), the Company accounts for the arrangements using contract accounting, as follows:

1) When customer acceptance can be estimated, expenditures are capitalized as work in process and deferred until completion of the contract at which time the costs and revenues are recognized.

2) When customer acceptance cannot be estimated based on historical evidence, costs are expensed as incurred and revenue is recognized at the completion of the contract when customer acceptance is obtained.

The Company records amounts billed to customers in excess of recognizable revenue as deferred revenue in the accompanying consolidated balance sheets.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Advertising Expense

The Company expenses advertising costs as incurred. For the three months ended September 30, 2005 and 2004, advertising expense totaled $7,000 and $5,000, respectively.

Foreign Currency

Management has determined that the functional currency of its subsidiaries is the local currency. Assets and liabilities of the UK subsidiary are translated into U.S. dollars at the year end exchange rates. Income and expenses are translated at an average exchange rate for the period and the resulting translation gain (loss) adjustments are accumulated as a separate component of stockholders' equity, which totaled $(13,000) and $1,000 for the three months ended September 30, 2005 and 2004, respectively.

Foreign currency gains and losses from transactions denominated in other then respective local currencies are included in income. There were no foreign currency transactions included in income during the three months ended September 30, 2005 and 2004.

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the three months ended September 30, 2005 and 2004, the components of comprehensive income (loss) consist of foreign currency translation gains (losses).

Income Taxes

The Company accounts for domestic and foreign income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

Basic and Diluted Earnings Per Share

Basic earnings per common share is computed based on the weighted average number of shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted earnings per share is the same for the periods presented as the Company has no dilutive securities.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-based Payment" ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB25. The company will be required to apply Statement 123(R) in 2006. The Company does not believe the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position as it has no stock based payments as of September 30, 2005.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets
- an amendment to ABP Opinion No. 29, Accounting for Nonmonetary Transactions." SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carry over basis rather then a fair value basis. Instead, this statement provides that exchanges of non-monetary assets do not have a commercial substance be reported at a carryover basis rather then a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections -- a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not anticipate that the implementation of this standard will have a material impact on its results of operations, cash flows or financial position.

NOTE 3. Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

The Company has been informed of a verdict against it in a litigation in the Court of Common Please of Allegheny County, Pennsylvania, in favor of Aidan McKenna totaling $3,555,000, which it intends to vigorously appeal. The Company filed a claim against McKenna for $1,000,000 for breach of contract alleging that McKenna continued to conduct business in the Open Webs Corporation in violation of the asset purchase agreement. The Company has made a provision of $1,650,000 in its legal expense accrual account to cover the cost of any verdict with respect to this litigation as of September 30, 2005.

Homann Tire LTD Vs. CarParts Technologies filed a complaint against the Company in California District Court on August 11, 2005 regarding the Company's obligations pursuant to a software license agreement that it entered into with Homann on October 18, 2002 (the "Agreement"). Homann alleges breach of contract, breach of warranty and intentional and negligent misrepresentation. The Company maintains the complaint is without merit.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers contracts the company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.

NOTE 4. Subsequent Events

General

ADN, Inc. has provided the Company $290,000 in non-interest bearing advances between October 1, 2005 and December 7, 2005 to assist in paying down of the Company's vendors.

On December 21, 2005, W3 Group, Inc. ("W3") consummated an Acquisition Agreement ("Agreement") to acquire all of the outstanding shares of common stock of the Company in exchange for the issuance of 32,500,000 newly issued shares of W3, par value $0.0001 per share (the "Common Stock"), to ADN, Inc., the sole shareholder of the Company.

The acquisition will be recorded as a reverse acquisition, whereby the assets and liabilities of the Company will be reported at their historical cost. Pursuant to the Agreement and as a result of consummation of the Agreement, the current shareholders of W3 own 1,601,167 shares, or approximately 4.7% of the 34,101,167 total outstanding shares of the Common Stock and ADN owns 32,500,000 shares or approximately 95.3% of the total outstanding shares. Concurrent with the closing of the transaction, the Board of Directors of W3 appointed three additional directors designated by ADN to serve until the next annual election of directors. In addition, concurrent with the close of the transaction, W3 (1) changed its corporate name from W3 Group, Inc. to Aftersoft Group, Inc., (2) changed its corporate address to California, and replaced the corporate officers.

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

                                    PART III
                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Aftersoft Group, Inc.

                                     By /s/ Ian Warwick
                                        ----------------------------------------
                                         Ian Warwick
                                         Chief Executive and President

Date: January 31, 2006


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